EXHIBIT 21.1

Subsidiaries of the Registrant

Travelzoo USA, Inc., a California corporation*

Travelzoo.com Canada, Inc., a corporation formed under the Business Corporations Act of Canada

*	Formerly Silicon Channels Corporation